EXHIBIT 21

                SUBSIDIARIES AND JOINT VENTURE OF THE COMPANY


As of March 31, 2005, the Company owned a majority to 100% of the following securities of the following subsidiaries and Joint Venture:


                                           Charter/Joint Venture
                                           ---------------------
Included in the                 %
Consolidated Statements     Ownership      Place            Date
-----------------------     ---------      -----            ----
Homespan Realty Co., Inc.
 ("Homespan")                 100.0       Wisconsin       02/12/1959
Ecomm Group Inc.
 ("Ecomm")                    100.0       Wisconsin       06/24/1974
San Luis Estates, Inc.
 ("SLE")                      100.0       Colorado        11/09/1970
San Sebastian Gold
 Mines, Inc. ("Sanseb")        82.5       Nevada          09/04/1968
Universal Developers, Inc.
 ("UDI")                      100.0       Wisconsin       09/28/1964
Commerce/Sanseb Joint
 Venture ("Joint Venture")     90.0       Wisconsin       09/22/1987
                                          & El Salvador

Not included in the
Consolidated Statements
-------------------------
Mineral San Sebastian,
 S.A. de C.V.  ("Misanse")    52.0       El Salvador      05/08/1960